Exhibit 10.3

EXECUTION COPY

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 21st day of August, 2019, by and among KushCo Holdings, Inc., a Nevada corporation with offices located at 11958 Monarch Street, Garden Grove, CA 92841 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A.           Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of April 29, 2019, by and between the Company and the investors party thereto (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Securities Purchase Agreement”), the Company issued a senior note (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Note” and together with the Securities Purchase Agreement, the “Existing Note Documents”) to the Holder, as the initial holder. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Securities Purchase Agreement (as amended hereby) or, as the context may require, the Existing Note.

B.           As of the date of this Agreement, the Holder is the holder of all of the Existing Notes issued under the Securities Purchase Agreement and has not assigned, transferred or exchanged any of the Existing Notes.

C.           The Company and the Holder desire to amend and waive certain provisions of the Existing Note Documents and exchange (the “Exchange” or the “Transaction”) the Existing Note, on the basis and subject to the terms and conditions set forth in this Agreement, for (i) a new senior note in such aggregate principal amount as set forth on the signature page of the Holder attached hereto, in the form attached hereto as Exhibit A (the “New Note”) and (ii) a warrant, in the form attached hereto as Exhibit B (the “New Warrant”, and together with the New Note, the “New Primary Securities”), exercisable into such aggregate number of shares of Common Stock of the Company as set forth on the signature page of the Holder attached hereto (the “New Warrant Shares”, and together with the New Primary Securities, collectively, the “New Securities”).

D.           The New Primary Securities and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

E.           The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.            Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Existing Note to the Company in exchange for which the Company shall issue the New Primary Securities to the Holder. On the Closing Date, in exchange for the Existing Note, the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Primary Securities at the address for delivery set forth on the signature page of the Holder attached hereto. Immediately following the delivery of the New Primary Securities to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Existing Note (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Existing Note shall be deemed canceled.

2.            Ratifications; Incorporation of Terms under Transaction Documents.

(a)          Ratifications. Except as otherwise expressly provided herein, the Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

(b)          Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the Securities Purchase Agreement and each of the other Transaction Documents are hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i) The defined term “Notes” is hereby amended to mean the New Note (as defined herein).

(ii) The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Exchange Documents.

(c)          Amendments to Securities Purchase Agreement. Effective as of the date hereof, the Securities Purchase Agreement is hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i)           Section 3(a) of the Securities Purchase Agreement is hereby amended to restate the final sentence thereof to read as follows:

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“Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns at least 30% of the outstanding capital stock or holds at least 30% of any equity or similar interest of such Person, in each case, on a fully-diluted basis or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary”; provided, however, that the term “Subsidiaries” shall not include (i) a limited liability company (the “Equipment Financing JV”) to be formed in the State of Delaware that is at least 50% owned by the Company (or such lesser percentage that either is (x) permitted by the written consent of the Required Holders or (y) not less than 30% (and the Company continues to control the right to appoint at least 30% of the non-independent managers of the Equipment Financing JV’s board of managers) with such reduction occurring as a result of dilution in respect of (A) options or other incentive equity issued pursuant to a customary management incentive equity plan in the ordinary course of business and/or (B) equity of the Equipment Financing JV that is issued to one or more bona fide third party investors and/or Specified Entities (as defined below) (solely to the extent of such third party investor’s and/or Specified Entities, as applicable, cash investment in the Equity Financing JV at fair market value, as reasonably determined)) and with the remaining percentage owned by Monroe Capital Management Advisors, LLC, a Delaware limited liability company (“Monroe”), and/or its Affiliates or related funds (Monroe, together with its Affiliates and related funds, are collectively referred to herein as the “Specified Entities”), which Equipment Financing JV (together with any of its subsidiaries) shall operate an equipment leasing business and related financing activities and (ii) any entity owned or controlled, directly or indirectly, by the Equipment Financing JV.

(ii)          Section 4(l) of the Securities Purchase Agreement is hereby amended and restated to read as follows:

“Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, except as permitted under clause (e) or (h) of the definition of Permitted Restricted Payments under the Senior Secured Financing Agreement (as defined in the Note) as in effect on the Exchange Date (as defined in the Note), the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or cash distribution on, any securities of the Company without the prior express written consent of the Buyers.”

(iii)         Section 9(f) of the Securities Purchase Agreement is hereby amended by amending the notice information of the counsel to the Company to read as follows:

“Reed Smith LLP
599 Lexington Avenue
22nd Floor
New York, NY 10022
Attention: Aron S. Izower
Telephone: 212-549-0393
Telecopier: 212-521-5450

and:

Reed Smith LLP

101 Second Street, Suite 1800

San Francisco, CA 94105-3659

Attention: Marc D. Hauser

Telephone: 415-659-4814

Telecopier: 415-391-8269”

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3.            Consent and Limited Waivers.

a.            The Holder hereby consents to the Company and such Subsidiaries' execution and delivery of the Senior Secured Financing Agreement (as defined below) and the other documents executed and delivered in connection with thereto (collectively, the “Senior Secured Documents”) and the performance of their obligations thereunder, and acknowledges that the Indebtedness under the Senior Secured Documents is Permitted Senior Indebtedness for the purposes of the Transaction Documents. “Senior Secured Financing Agreement” means that certain Financing Agreement, dated August 21, 2019 (as amended, supplemented or otherwise modified from time to time), by and among the Company, each subsidiary of the Company party thereto, the lenders from time to time party hereto, Monroe Capital Management Advisors, LLC, a Delaware limited liability company (“Monroe”), as collateral agent for the Lenders, and Monroe, as administrative agent for the Lenders.

b.            The Holder hereby waives any right pursuant to Section 4(j) of the Securities Purchase Agreement to participate in (or receive notice with respect to) any guarantee made by the Company to any Specified Entity (as defined in the Securities Purchase Agreement, as amended hereby) with respect to any indebtedness owed by the Equipment Financing JV and/or any direct, or indirect, subsidiary of the Equipment Financing JV.

c.            The Holder hereby waives each default and Event of Default (as defined in the Existing Note) under or relating to the Existing Note Documents occurring prior to the date hereof which the Holder has actual knowledge of (including any default or Event of Default that would have arisen from the Company entering to the Senior Secured Documents)(collectively, the “Known Defaults”); provided that the foregoing waiver shall be limited precisely as written and relates solely to the Known Defaults in the manner they exist on the date hereof and not to any other change in facts or circumstances occurring after the date hereof, or to any other defaults or Events of Default now existing or occurring after the date hereof, and shall not in any way or manner restrict the Holder from exercising any rights or remedies they may have with respect to any other default or Event of Default (including, for the avoidance of doubt, any default or Event of Default existing as of the date hereof which is not a Known Default) at any time in respect of any of the Existing Note Documents or the Exchange Documents.

4.            Company Representations and Warranties. As of the date hereof and as of the Closing Date (as defined below):

4.1.         Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Exchange Documents (as defined below). Other than the Persons (as defined below) set forth on Schedule 3.1, the Company has no Subsidiaries.

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4.2.         Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Primary Securities and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Exchange Documents and to consummate the Transaction (including, without limitation, the issuance of the New Primary Securities in accordance with the terms hereof and thereof). As of the Closing Date, the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Primary Securities and the reservation for issuance and issuance of the New Warrant Shares issuable upon exercise of the New Primary Securities will have been duly authorized by the Company’s Board of Directors (or a duly authorized committee thereof) and no further filing, consent, or authorization will be required by the Company, its Board of Directors or its shareholders (other than such filings as may be required by any federal or state securities laws, rules or regulations). This Agreement has been and, as of the Closing Date, the other Exchange Documents to which the Company is a party will have been, duly executed and delivered by the Company, and constitute or will constitute, as applicable, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

4.3.         No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the New Primary Securities and reservation for issuance and issuance of the New Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) or any other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, after giving effect to the consent and limited waiver contained in Section 3 above and the receipt by the Company of the Required Consents (as defined below), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTCQX (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

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4.4.         No Consents. Except as set forth on Schedule 4.4 (the “Required Consents”), neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than such filings as may be required by any federal or state securities laws, rules or regulations), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

4.5.         Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

4.6.         Status of Existing Note; Issuance of New Securities.

(a)          The Company has no knowledge that the Existing Note is subject to dispute and to the knowledge of the Company there is no action based on the Existing Note that is currently pending in any court or other legal venue and to the knowledge of the Company no judgments based upon the Existing Note have been previously entered in any legal proceeding. The Company has not received any written notice from the Holder or any other person challenging or disputing the Existing Note, or any portion thereof, and prior to the Exchange, the Company is unconditionally obligated to pay the entire aggregate principal amount outstanding under the Existing Note (and any accrued and unpaid interest thereunder) without defense, counterclaim or offset. Upon the Exchange, the Company is unconditionally obligated to pay the entire aggregate principal amount outstanding under the New Note (and any accrued and unpaid interest thereunder) without defense, counterclaim or offset.

(b)          As of the Closing Date, the issuance of the New Primary Securities will be duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all Liens (as defined in the New Note). Upon issuance upon exchange, in accordance with the New Warrant, the New Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the Holder being entitled to all rights accorded to a holder of Common Stock. By virtue of Section 3(a)(9) under the Securities Act, the New Primary Securities will have a Rule 144 holding period that will be deemed to have commenced as of the Closing Date (as defined in the Securities Purchase Agreement), the date of the original issuance of the Existing Note to the Holder. At any time on and after October 30, 2019, assuming (i) the Holder is not an affiliate of the Company and (ii) at such time of determination the Company has not failed to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) (a “Current Public Information Failure”), (A) the New Primary Securities shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144 of the Securities Act (“Rule 144”) and (B) to the extent any applicable New Warrant Shares are issued pursuant to a “cashless exercise” of the New Warrant, such New Warrant Shares shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144.

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4.7.         Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) that are required to be paid in connection with the issuance of the New Primary Securities to be issued to the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.8.         Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in material violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth in the SEC Documents, the Company is not in material violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as set forth in SEC Documents, during the two years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the Securities and Exchange Commission (“SEC”) or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

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4.9.         Transactions With Affiliates. Except as set forth in the SEC Documents or as set forth on Schedule 4.9, none of the officers or directors of the Company or its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

4.10.       Equity Capitalization.

(a)          Definitions:

(i)           “Common Stock” means (x) the Company’s shares of common stock, $0.0001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(ii)          “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.0001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(b)          Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of (A) 265,000,000 shares of Common Stock, of which 90,040,693 are issued and outstanding and 20,646,000 shares are reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, shares of Common Stock and (B) 10,000,000 shares of Preferred Stock, none of which are issued and outstanding. No shares of Common Stock are held in the treasury of the Company. As of the Closing, the Company shall have reserved from its duly authorized share capital not less than the maximum number of New Warrant Shares issuable upon exercise of the New Warrant (assuming for purposes hereof that any such exercise shall not take into account any limitations on the exercise of the New Warrant set forth in the New Warrant).

(c)          Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and nonassessable. The SEC Documents accurately set forth, as of the dates referred to therein, the number of shares of Common Stock that are (A) reserved for issuance pursuant to Convertible Securities (as defined below) (other than the New Warrant) and (B) that are, as of the date referred to therein, owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

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(d)          Existing Securities; Obligations. Except as disclosed in the SEC Documents or on Schedule 4.10: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (F) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Securities.

(e)          Organizational Documents. True, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all Convertible Securities and the material rights of the holders thereof in respect thereto, are set forth in, or filed as exhibits to, the SEC Documents, or otherwise set forth on Schedule 4.10.

4.11.       Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or on Schedule 4.11, after giving effect to the consent and limited waivers contained in Section 3 hereof, neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound (other than the Senior Secured Documents to be entered into immediately after consummating the Exchange), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (other than the Notes and the Securities Purchase Agreement), or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

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4.12.       Litigation. Except as set forth in the SEC Documents, there is no action, claim, suit, investigation or proceeding before any Governmental Entity pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Exchange Documents or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.13.       No Consideration Paid. No consideration, commission or other remuneration has been paid by the Holder to the Company, its Subsidiaries or any of their agents or affiliates in connection with the Exchange.

4.14.       Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents and any matters disclosed in the 8-K Filing (as defined below). The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.            Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof and as of the Closing Date, as follows:

5.1          Reliance on Exemptions. The Holder understands that the New Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Securities.

5.2          No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

5.3          Validity; Enforcement. This Agreement and the other Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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5.4          No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the other Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

5.5         Investment Risk; Sophistication. The Holder is acquiring the New Primary Securities hereunder in the ordinary course of its business. The Holder has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the New Primary Securities, and has so evaluated the merits and risk of such investment. The Holder is an “accredited investor” as defined in Regulation D under the Securities Act.

5.6         Ownership of Existing Note. The Holder owns the Existing Note free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws) and has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Exchange Documents to which it is a party and to consummate the Transaction.

5.7          Transfer or Resale. The Holder understands that except as provided Section 10 hereof: (i) the New Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such New Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such New Securities can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the New Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the New Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the New Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the New Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the New Securities and such pledge of New Securities shall not be deemed to be a transfer, sale or assignment of the New Securities hereunder, and the Holder effecting a pledge of New Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document, including, without limitation, this Section 5.7.

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6.            Closing; Conditions. Subject to the conditions set forth below, the Exchange shall take place at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, on the Business Day immediately following such date as the Company shall have satisfied all conditions to closing below, or at such other time and place as the Company and the Holder mutually agree (the “Closing” and the “Closing Date”).

6.1.        Condition’s to Holder’s Obligations. The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Holder in writing, prior to the Closing):

(a)          Representations and Warranties; Covenants. After giving effect to the consent and limited waiver contained in Section 3, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are accurate in all respects) as of such specified date). After giving effect to the consent and limited waiver contained in Section 3, the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(b)          Issuance of Securities. At the Closing, the Company shall issue the New Primary Securities to the Holder.

(c)          No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(d)          Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(e)          No Event of Default. After giving effect to the Exchange, no Event of Default (as defined in the New Note) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred and be continuing.

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(f)          Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals (or waiver of such consents or approvals), if any, necessary for the Exchange, including without limitation, those required by the Principal Market, if any, and the Required Consents.

(g)          Listing. The Common Stock (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market.

6.2.         Condition’s to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions (unless waived by the Company in writing, prior to the Closing):

(a)          Representations and Warranties. The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) on the date hereof and on and as of the Closing Date as if made on and as of such date (except for representations and warranties that speak as of a specific date, which are accurate in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which are accurate in all respects) as of such specified date).

(b)          No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c)          Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

7.            No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the New Warrant Shares under the Securities Act or cause this offering of the New Warrant Shares to be integrated with such offering or any prior offerings by the Company for purposes of Regulation D under the Securities Act.

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8.            Additional New Warrant Covenants.

(a)          Reporting Status; Financial Information. Until the date on which the Holder shall have sold all of the New Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Securities Act of 1934, as amended (the “1934 Act”), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company agrees to send the following to each holder of the New Warrant (each, an “Investor”) during the Reporting Period: (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(b)          Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Warrant Shares upon the Principal Market (subject to official notice of issuance) and shall maintain such listing of all of the New Warrant Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8(b).

(c)          Exercise Procedures. The form of Exercise Notice (as defined in the New Warrant) included in the New Warrant sets forth the totality of the procedures required of the Investor in order to exercise the New Warrant. No legal opinion or other information or instructions shall be required of the Investor to exercise the New Warrant. The Company shall honor exercises of the New Warrant and shall deliver the New Warrant Shares in accordance with the terms, conditions and time periods set forth in the New Warrant. Without limiting the preceding sentences, no ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice form be required in order to exercise the New Warrant.

(d)          Reservation of Shares. So long as any portion of the New Warrant remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the sum of the maximum number of New Warrant Shares issuable upon exercise of the New Warrant then outstanding (without regard to any limitations on the exercise of the New Warrant set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 8(d) be reduced other than proportionally in connection with any exercise of the New Warrant. If at any time the number of shares of Common Stock authorized and reserved for issuance by the Company is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

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(e)          Pledge of New Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the New Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the New Securities. The pledge of New Securities shall not be deemed to be a transfer, sale or assignment of the New Securities hereunder, and no Investor effecting a pledge of New Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document, including, without limitation, Section 5.7 hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 5.7 hereof in order to effect a sale, transfer or assignment of New Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the New Securities may reasonably request in connection with a pledge of the New Securities to such pledgee by the Holder.

9.            Fees. The Company shall promptly reimburse Kelley Drye & Warren, LLP (counsel to the Holder), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate amount not to exceed $40,000.

10.          Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Primary Securities (and upon cashless exercise of the New Warrant, the New Warrant Shares) may be tacked onto the holding period of the Existing Note, and the Company agrees not to take a position contrary to this Section 10. The Company acknowledges and agrees that from and after October 30, 2019 assuming (a) the Holder is not an affiliate of the Company and (b) at such time of determination no Current Public Information Failure exists, (i) the New Primary Securities shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144 and (ii) to the extent any applicable New Warrant Shares are issued pursuant to a “cashless exercise” of the New Warrant, such New Warrant Shares shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144.

11.          Register; Transfer Agent Instructions; Legend.

(a)          Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each Investor, a register for the New Warrant in which the Company shall record the name and address of the Person in whose name the New Warrant has been issued (including the name and address of each transferee), and the number of New Warrant Shares issuable upon exercise of the New Warrant held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Investor or its legal representatives.

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(b)          Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent (the “Transfer Agent”) and any subsequent transfer agent in a form acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”), registered in the name of the Holder or its respective nominee(s), for the New Warrant Shares in such amounts as specified from time to time by the Holder to the Company upon the exercise of the New Warrant. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 11(b) will be given by the Company to its Transfer Agent with respect to the New Warrant Shares, and that the New Warrant Shares shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If the Holder effects a sale, assignment or transfer of the New Warrant Shares, the Company shall permit the transfer and shall promptly instruct its Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 11(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 11(b) that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue each legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent as follows: (i) upon each exercise of the New Warrant (unless such issuance is covered by a prior legal opinion previously delivered to the Transfer Agent), and (ii) on each date a registration statement with respect to the issuance or resale of any of the New Warrant Shares is declared effective by the SEC. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinions or the removal of any legends on any of the New Warrant Shares shall be borne by the Company.

(c)          Legends. The Holder understands that the New Primary Securities have been issued (or will be issued in the case of the New Warrant Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the New Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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(d)          Removal of Legends. Certificates evidencing New Securities shall not be required to contain the legend set forth in Section 11(c) above or any other legend (i) while a registration statement covering the resale of such New Securities is effective under the Securities Act, (ii) following any sale of such New Securities pursuant to Rule 144 (assuming neither the transferor nor the transferee is an affiliate of the Company), (iii) if such New Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Holder provides the Company with reasonable assurances that such New Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the New Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing with respect to such New Securities, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Holder delivers such legended certificate representing such New Securities to the Company) following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such New Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 11(d), as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such New Securities are New Warrant Shares, credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such New Securities that is free from all restrictive and other legends, registered in the name of the Holder or its designee (the date by which such credit is so required to be made to the balance account of the Holder’s or the Holder’s nominee with DTC or such certificate is required to be delivered to the Holder pursuant to the foregoing is referred to herein as the “Share Delivery Deadline”). The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of New Securities or the removal of any legends with respect to any New Securities in accordance herewith.

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(e)          Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to issue and (i) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, deliver (or cause to be delivered) to the Holder (or its designee) by the applicable Share Delivery Deadline a certificate for the number of New Warrant Shares submitted for legend removal by the Holder pursuant to Section 11(d) above to which the Holder is entitled and register such New Warrant Shares on the Company’s share register or (ii) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the balance account of the Holder or the Holder’s designee with DTC for such number of New Warrant Shares submitted for legend removal by the Holder pursuant to Section 11(d) above to which the Holder is entitled (in each case, a “Delivery Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock submitted for legend removal by the Holder pursuant to Section 11(d) above that the Holder is entitled to receive from the Company (a “Buy-In”), then the Company shall, within two (2) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any, for the shares of Common Stock so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit the Holder’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to the Holder a certificate or certificates or credit the balance account of the Holder or the Holder’s designee with DTC representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Share Delivery Deadline multiplied by (B) the lowest Closing Sale Price (as defined in the Warrant”) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Holder to the Company of the Holder’s request under this Section 11(e) and ending on the date of such delivery and payment under this clause (ii). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Delivery Failure, this Section 11(e) shall not apply to the Holder to the extent the Company has already paid such amounts in full to the Holder with respect to such Delivery Failure, as applicable, pursuant to the analogous section of the New Warrant held by the Holder. Additionally, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice (as defined in the Warrant) by the Share Delivery Deadline, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Weighted Average Price (as defined in the Warrant) of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Deadline until such Warrant Shares are delivered or Holder rescinds such exercise.

(f)          FAST Compliance. While the New Warrant remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

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12.          Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

13.          Disclosure of Transaction.

(a)          On or before 9:00 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Exchange Documents in the form required by the Exchange Act and attaching this Agreement and the forms of the New Primary Securities (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, relating to the transactions contemplated by the Exchange Documents, shall terminate.

(b)          Except as may be required by the Securities Purchase Agreement or the New Primary Securities, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, other than as required by the Securities Purchase Agreement or the New Primary Securities, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to any material, non-public information regarding the Company or any of its Subsidiaries.

14.          Notices to Holder. All notices to Holder pursuant to the Securities Purchase Agreement or the New Primary Securities shall be delivered in accordance with the notice instructions set forth on the signature page of the Holder attached hereto (or such other instructions delivered in writing to the Company by the Holder from time to time).

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15.          Termination. If the Transaction is not consummated on or prior to August 21, 2019, the Holder may terminate this Agreement by written notice to the Company and this Agreement shall thereafter be null and void, ab initio.

16.          Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any other holder of securities of the Company (each, an “Other Holder”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement by and between the Company and any Other Holder (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

17.          Most Favored Nations. The Company hereby represents and warrants as of the date hereof and covenants and agrees that from the date hereof through the date that the New Note is no longer outstanding (the “MFN Termination Date”) none of the terms offered to any Other Holder with respect to any exchange of any warrant to purchase Common Stock issued pursuant to the Senior Secured Financing Agreement (including any security subsequently exchanged therefor), including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any exchange of any such security (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever during the period beginning on the date hereof and ending on the MFN Termination Date, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 17 shall apply similarly and equally to each Settlement Document entered into on or prior to the MFN Termination Date.

18.          Repayment of Current Facility. On or prior to the second (2nd) Business Day after the date of the Senior Secured Financing Agreement, the Company shall have repaid, in full, all of the outstanding obligations under the Current Facility (as defined in the Existing Note).

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19.          Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement (as amended hereby) is hereby incorporated by reference herein, mutatis mutandis.

[The remainder of the page is intentionally left blank]

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IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

COMPANY:

KUSHCO HOLDINGS, INC.

By:	/s/ Nicholas Kovacevich
Name: Nicholas Kovacevich
Title: Chairman and CFO

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER:

Principal Amount of Existing Note:	HB SUB FUND II LLC

$21,300,000	By:	/s/ George Antonopoulos

	Name:	George Antonopoulos
Principal Amount of New Note:	Title:	Authorized Signatory

$21,300,000

Address for Notices:
Aggregate Number of New Warrant Shares issuable upon exercise of the New Warrant (without regard to any limitations on exercise set forth therein):	Please deliver any notices other than Pre-Notices to:
777 Third Avenue, 30th Floor

650,000	New York, NY 10017

Attention: Yoav Roth
Facsimile: (212) 571-1279
E-mail: investments@hudsonbaycapital.com
Residence: Cayman Islands

Please deliver any Pre-Notice to:

777 Third Ave., 30th Floor

New York, NY 10017

Facsimile: (646) 214-7946

Attention: Scott Black

General Counsel and Chief Compliance Officer

with a copy (for information purposes only) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Telephone: 212-808-7540
Facsimile: (212) 808-7897
Attention: Michael Adelstein, Esq.
Email: madelstein@kelleydrye.com

SCHEDULES TO EXCHANGE AGREEMENT

SCHEDULE 4.1

Subsidiaries

Entity Name	Jurisdiction of Organization	Authorized Interests	Outstanding Interests
Kush Energy, LLC	Colorado	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Kush Supply Co. LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Celeritas Industries, LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
Zack Darling Creative Associates, LLC	California	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
The Hybrid Creative LLC	California	Membership interests	100% of membership interests held by Zack Darling Creative Associates, LLC
Koleto Innovations LLC	Nevada	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
KIM International Corporation	California	10,000,000 shares of a single class of stock, no par value specified	10,000 shares of stock (all held by KushCo Holdings, Inc.)
KBCMP, Inc.	Delaware	100 shares of common stock $0.01 par value	100 shares of common stock (all held by KushCo Holdings, Inc.)
CMP Wellness, LLC	California	Membership interests	100% of membership interests held by KBCMP, Inc.
Betaport, LLC	Delaware	Membership interests	100% of membership interests held by KushCo Holdings, Inc.
KCH Distribution Inc.	British Columbia	1 common share	1 share of common stock (all held by KushCo Holdings, Inc.).

SCHEDULE 4.4

Required Consents

None

SCHEDULE 4.9

Transactions with Affiliates

The Company and its subsidiaries provide customary compensation for the benefit of present and/or former directors, officers, and employees (including bonuses and stock option programs), as well as customary benefits and indemnification arrangements.

SCHEDULE 4.10

Equity Capitalization

Preemptive Rights

•	Pursuant to the “Purchase Rights” set forth in Section 4(a) of the New Warrant, Holder is entitled to receive, on an as-converted basis, options, convertible securities, and rights to purchase stock, warrants, securities or other property that are otherwise issued to the record holders of any class of Common Stock of the Company on a pro rata basis
•	Pursuant to the “Purchase Rights” set forth in Section 4(a) of those certain Warrants to Purchase Common Stock dated as of the date hereof and issued by the Company to certain affiliates and related funds of Monroe Capital Management Advisors, LLC (the “Specified Warrants”), the holder thereof is entitled to receive, on an as-converted basis, options, convertible securities, and rights to purchase stock, warrants, securities or other property that are otherwise issued to the record holders of any class of Common Stock of the Company on a pro rata basis
•	Pursuant to the Securities Purchase Agreement, Holder is entitled to participation rights for any “Subsequent Placement” (as defined therein) under specified circumstances
•	Pursuant to the New Note, the Holder has the right to receive warrants under specified circumstances under the definition of “Permitted Senior Indebtedness” (as defined therein)

Convertible or Exchangeable Securities

•	Outstanding options to purchase 12,662,000 shares of common stock of KushCo Holdings, Inc.
•	Outstanding warrants (excluding the New Warrant and the Specified Warrants (defined above) copies of which have been provided to Holder) to purchase 6,988,000 shares of common stock of KushCo Holdings, Inc.

SCHEDULE 4.11

Other Indebtedness

•	Indebtedness incurred pursuant to the “Senior Secured Financing Agreement” (as defined in the New Note)
•	The New Note
•	Two capital lease agreements for Ford Transit vans that will be paid in full on October 2019 and August 2020, respectively